Exhibit 16.1

June 20, 2006

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F. Street, NE
Washington, DC 20549

Re: Astec Industries, Inc.
File No. 0-14714

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Astec Industries, Inc. dated June 20, 2006, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP